                                                                   EXHIBIT 10.1.


July 12, 1996

                           MASTER SERVICES AGREEMEMT


This Master Services Agreement ("Agreement") is entered into by and between BellSouth Telecommunications, Inc. ("BellSouth") and MindSpring Enterprises, Inc. ("Customer"). BellSouth and Customer hereby agree to the following terms and conditions:

I. Customer hereby orders the services described in the Master Services Agreement-Order Attachment ("Order Attachment(s)") at the recurring and non-recurring rates, charges in the Order Attachment, and in accordance with terms and conditions as described in the applicable tariffs and Order Attachment(s). Customer agrees to pay for the services included in the Order Attachment(s) to this Agreement.

II. This Agreement is subject to and controlled by the provisions of BellSouth's tariffs including but not limited to the General Subscriber Services Tariff and the Private Line Tariff and all such revisions to said tariffs as may be made from time to time. Except for the rates and charges in the Order Attachment(s), the tariff shall supersede any conflicting provisions of this Agreement. BellSouth agrees that any appropriate tariff decreases for any rate element will be provided to the Customer.

III. If Customer cancels a service ordered pursuant to an Order Attachment prior to the completed installation of the service but after the execution of the Order Attachment, Customer shall pay all reasonable costs incurred in the implementation of the service included in the Order Attachment. Such reasonable costs shall not exceed all costs which could apply if the work in the implementation of the Order Attachment had been completed.

IV. If Customer cancels a service ordered pursuant to an Order Attachment at any time prior to the expiration of the service period set forth in the appropriate Order Attachment(s), Customer shall be responsible for all termination charges unless otherwise specified. Termination charges are defined as all reasonable charges due or remaining as a result of the minimum service period agreed to by BellSouth and Customer as set forth in the Order Attachment(s).

V. This Agreement when used in conjunction with a Special Assembly or Contract Services Arrangement may be subject to appropriate regulatory approval prior to commencement of installation. In the event such regulatory approval is denied, after a proper request by BellSouth, any Special Assembly and/or Contract Service Arrangement shall be null and void and be of no effect.

VI. The service period shall be specified in the Order Attachment(s) to this Agreement.

VII. For the determination of any service period, the service period shall commence the date that the installation of service is completed.

VIII. At the expiration of the service period for any service that is available
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pursuant to the tariff, the Customer may continue the service according to renewal options provided under the tariff. If the Customer does not elect an additional service period, or does not request discontinuance of service, the service will be provided at the monthly rate currently in effect for month-to-month rates. At the expiration of the service period for any Special Assembly or Contract Service Arrangement, the customer may convert to an available tariff offering for the specific service or may request a new Special Assembly or Contract Service Arrangement.

IX. Customer may order additional existing services or new services by submitting an appropriate Order Attachment properly authorized and submitted in accordance with BellSouth's procedures. Rates for additional and/or new services will be in accordance with the applicable tariff rates in effect at the time the Order Attachment is accepted by BellSouth or as otherwise stated in the appropriate Order Attachment.

X. This Agreement shall be governed by and construed in accordance with the laws of each state where the service is provided unless otherwise provided.

XI. Except as otherwise provided in this Agreement, notices required to be given pursuant to this Agreement shall be effective when received, and shall be sufficient if given in writing, hand delivered or deposited in United States mail, postage prepaid, addressed to the appropriate party at the address set forth below:


   -------------------------------           BellSouth Telecommunications, Inc.
   (NAME AND ADDRESS)                        (NAME AND ADDRESS)
   (Attention:                    )          (Attention:                  )
               -------------------                       -----------------

XII. Customer may not assign its rights or obligations under this Agreement without the express prior written consent of BellSouth and only pursuant to the conditions contained in the appropriate tariff.

XIII. In the event that one or more of the provisions contained in this Agreement or incorporated within by reference shall be invalid, illegal or unenforceable in any respect under any applicable statute, regulatory requirement or rule of law, then such provisions shall be considered inoperative to the extent of such invalidity, illegality or unenforceability and the remainder of this Agreement shall continue in full force and effect.

XIV.  This Agreement shall become effective upon execution by both parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the dates set forth below.


----------------------------------------     BELLSOUTH TELECOMMUNICATIONS, INC.
By:   /s/   JAMES T. MARKLE                    By:      /s/  J. D. SPRINGFIELD
   -------------------------------------     ----------------------------------
          (Authorized Signature)                    (Authorized Signature)

Name:     James T. Markle                    Name:       J. D. Springfield
----------------------------------------     ----------------------------------
          (Print or Type)                                (Print or Type)

Title: Vice President Network Operations     Title:  Assistant Vice President
      ----------------------------------     ----------------------------------
Date: July 12, 1996                          Date:   July 15, 1996
      ----------------------------------     ----------------------------------



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                                                               June 6, 1997

                        MindSpring Enterprises, Inc.
                       Additional Terms and Conditions

         1. BellSouth and MindSpring recognize and agree that in the event that the tariff pursuant to which BellSouth offers the services included in this Agreement are declared null and void, this Agreement shall be deemed null and void. BellSouth shall continue to work with MindSpring to pursue service proposals that are consistent with the original intent of this Agreement and comply with applicable legal and regulatory requirements.

         2. The term of this Agreement shall be two years with two one year renewal options.

         2A. In the event MindSpring terminates this Agreement prior to the expiration of the term of this Agreement, MindSpring shall be responsible for termination charges. Termination charges shall equal fifty percent of the billing for the previous 12 months billing for BellSouth services used by MindSpring.

         3. BellSouth shall present to MindSpring billing proposals that include billing options on a service-by-service basis and on an aggregate service basis.

         4. In the event BellSouth inadvertently bills MindSpring in excess of applicable tariffed rates, BellSouth shall refund to MindSpring any over billing. Such refunds shall be in accordance with applicable legal and regulatory requirements.

         5. In the event that the tariff rates decrease for any services that are included in this Agreement, appropriate tariff decreases for any rate element shell be provided to MindSpring.

         6. In the determination of MindSpring revenue commitment, BellSouth shall aggregate all appropriate revenue from regulated local and intraLATA services on a region wide basis.

         7. There is nothing in this Agreement that prevents or should be construed to prevent



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                                                                    June 6, 1997


MindSpring from purchasing services from alternative service providers.

         8. BellSouth has offered a proposal to MindSpring that is as favorable as pricing proposals that have been made available to similarly situated customers of BellSouth operating in the same industry as MindSpring Further, if BellSouth enters into an agreement with such a similarly situated customer that contains more favorable pricing terms than the terms offered to MindSpring during the term of this Agreement, BellSouth agrees to offer MindSpring the opportunity to recast this Agreement at the more favorable rates, terms, and conditions.

         9. BellSouth agrees that in the event it fails to install facilities on the negotiated Service Due Date and fails to meet the Service Due Date by more than 5 business days, BellSouth shall provide MindSpring a credit equal to the monthly recurring charges billed for the circuit. In the event BellSouth fails to meet the Service Due Date by less than 5 business days, BellSouth shall provide MindSpring a credit equivalent to fifty percent of the monthly recurring charges for the circuit. Credits issued pursuant to this provision will be applied to the installation of or billing for future BellSouth services offered by MindSpring. MindSpring agrees that all requests for credits associated with this provision must be submitted inwriting within 30 calendar days to the BellSouth Business System Account Team subsequent to each occurrence.

         BellSouth and MindSpring agree that the negotiated Service Due Date on all new services shall be 14 business days for sites where MindSpring is currently using BellSouth services. BellSouth and MindSpring further agree that the negotiated Service Due Date on all new services shall be 20 business days for sites where MindSpring has not ordered any services from BellSouth and is not currently using any BellSouth services.

         MindSpring agrees to furnish BellSouth with an accurate 90 calender day rolling forecast updated each 30 day calendar period for new services to be ordered at both new and existing MindSpring locations. MindSpring and BellSouth agree that if the new services for both new and


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                                                                    June 6, 1997

existing locations are not forecasted within 30 calender days of order placement date, this provision is not applicable to requests or orders for services submitted by MindSpring.

         The failure to meet a Service Due Date that is caused by acts of God (which includes, but is not limited to, such acts as natural disasters, hurricanes, floods, fires, etc.), political or civil unrest or other causes beyond the reasonable control of BellSouth shall not constitute a delay in performance for purposes of this provision. Further, BellSouth's failure to meet the negotiated Service Due Date as a result of situations created by or actions of third parties that are not within the control of BellSouth that impact the availability of facilities, BellSouth's access to facilities such as for example, access to conduit access to building space operated by the building management shall also not constitute a delay in performance for purposes of this provision. In addition, if a MindSpring order for additional services causes an exhaust in BellSouth Central Office capacity, credits under this provision will not apply. In the event BellSouth fails to meet the Service Due Date because of acts that are caused by or within the control of MindSpring, BellSouth shall not be liable for installation credits for failure to meet the negotiated Service Due Date. MindSpring and BellSouth agree that this provision shall be implemented on a trial basis for six months and BellSouth reserves the right to renegotiate this provision after six months.

         10. BellSouth agrees that in the event MindSpring experience an outage on circuits that generate 25 percent or more of MindSpring's service, per location for more than four hours, BellSouth shall provide MindSpring a credit of $200 per hour after the initial four hours and for each additional hour or part thereof that the outage occurs. BellSouth and MindSpring further agree that a Cap of $1,000 shall be applied in the event the outage exceeds 8 hours. Credits issued for outage shall be applied to the installation of, or customary billing for future BellSouth services ordered by MindSpring. MindSpring agrees that all credits associated with this provision must be submitted in writing within 30



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                                                                    June 6, 1997


calendar days subsequent to each occurrence. The calculation of the duration of the outage shall begin upon BellSouth's receipt of notification to BellSouth Repair Center of the service outage and a trouble ticket is opened. The service outage shall cease at the time that MindSpring or BellSouth confirm that the service outage has been corrected and the trouble ticket is closed.

         An outage that is caused by acts of God (which includes, but is not limited to, such acts as natural disasters, hurricanes, floods, fires, etc.), political or civil unrest or other cause beyond the reasonable control of BellSouth shall not constitute a failure in performance for purposes of this provision. In the event MindSpring experiences or prolongs an outage because of acts that are caused by or within the control of MindSpring, BellSouth shall not be liable for outage credits. MindSpring and BellSouth agree that this provision shall be implemented on a trial basis for six months and BellSouth reserves the right to renegotiate this provision after six months.

         11. In the event of a divestiture of a significant part of MindSpring's business, a business downtown beyond MindSpring's control, or a network optimization using other BellSouth services, any of which significantly reduces the volume of network services required by MindSpring with the result that MindSpring is unable to meet its annual revenue commitment under this Agreement (notwithstanding MindSpring's best efforts to avoid such a shortfall), BellSouth and MindSpring will cooperate in efforts to develop a mutually agreeable alternative that will satisfy the concerns of both parties and comply with all applicable legal and regulatory requirements. Such alternative may reduce the MindSpring's Annual Revenue Commitment to the extent of any shortfall resulting from the business downturn or network optimization. This provision shall not apply to a change resulting from a decision by Mindspring: (i) to reduce its overall use of


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                                                                   June 6, 1997

telecommunications; or (ii) to transfer portions of its traffic or projected growth to providers other than BellSouth. MindSpring must provide BellSouth written notice of the conditions it believes will require the application of this provision. This provision does not constitute a waiver of any charges, including shortfall charges, incurred by MindSpring prior to the time the parties mutually agree to amend this Agreement.

  12. MindSpring agrees to a Minimum Annual Revenue Commitment of $2,000,000 in the first year and $2,000,000 for the second year.

  13. BellSouth and MindSpring acknowledge and agree that if MindSpring chooses to engage in the "Re-Sale" of BellSouth services, and MindSpring becomes a Re-Seller (either directly or jointly in conjunction with Interstate Holding Company or any of it's subsidiaries) all obligations under this agreement may be terminated by MindSpring without penalty at the effective date of the Re-Sale agreement.









By: /s/ Michael Misikoff                By: /s/ J. Randall Cook
   ---------------------------             -----------------------------

     (Authorized Signature)                  (Authorized Signature)

Name: Michael Misikoff                  Name: J. Randall Cook
     -------------------------               ---------------------------

         (PRINT OR TYPE)                           (PRINT OR TYPE)

Title: CFO                              Title: Assistant Vice President-Sales
      ------------------------                --------------------------

Date: 6/6/97                            Date:  6/6/97
     -------------------------               ---------------------------

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                                                                    June 6, 1997

                                                                    Attachment I

                         MindSpring Enterprises, Inc.
                              Incentive Schedule

     1. MindSpring and BellSouth agree to establish the Minimum Annual Revenue Commitment (MARC) at the current billing rate of $2,000,000 for the first year. The MARC for the second year will be set at $2,000,000.

     2. BellSouth agrees to apply a 3.5% initial discount on all services other than services issued under special provisions including CSAs, Special Assemblies and other packaged rates. BellSouth further agrees to apply the following discounts in the event that MindSpring achieves the following levels of billing.

               Annual Billing      Discount Rate
               --------------      -------------
            Current   - 2,999,999       3.50%
           $3,000,000 - 3,499,000       4.50%
           $3,500,000 - 3,999.000       5.00%
           $4,000,000 - 4,449,000       6.00%
           $4,500,000 - 4,999,000       6.50%
           $5,000,000 - 5,499,000       7.25%
           $5,500,000 - 5,999,999       7.50%
           $6,000,000 - 6,499,999       7.75%
           $6,500,000 - 6,999,999       8.00%
           $7,000,000 - 7,999,999       8.50%

     BellSouth agrees to issue monthly credits of 3.5% initially, based upon current annual billing at the inception of this agreement. BellSouth agrees to issue additional credits should MindSpring's actual year end billing exceed it's initial billing range. The "True Up" will be issued as follows: (Percentage associated with actual annual billing, less 3.5%, times the actual annual billing).

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